EXHIBIT 32

In connection with the Quarterly Report of Buscar Oil, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2014, as filed with the Securities and Exchange Commission (the “Report”), Troy Grant, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

June 3, 2015	By:	/s/ Troy Grant
Troy Grant
Principal Executive, Financial
and Accounting Officer